EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Units of Rio Vista Energy Partners L.P., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 13, 2006.

SWANK CAPITAL, L.L.C.

By:	/s/ Jerry V. Swank
Jerry V. Swank
Managing Member

SWANK ENERGY INCOME ADVISORS, LP

By: Swank Capital, L.L.C., its general partner

By:	/s/ Jerry V. Swank
Jerry V. Swank
Managing Member

THE CUSHING FUND, LP

By: Swank Energy Income Advisors, LP, its general partner
By: Swank Capital, L.L.C., its general partner

By:	/s/ Jerry V. Swank
Jerry V. Swank
Managing Member

THE CUSHING MLP OPPORTUNITY FUND I, LP

By: Carbon County Partners I, L.P., its general partner

By: Carbon County GP I, LLC, its general partner

By: Swank Energy Income Advisors, L.P., Member

By: Swank Capital, LLC , its general partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Manager

/s/ Jerry V. Swank

Jerry V. Swank